UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

March 30, 2018

Date of Report (Date of earliest event reported)

PLYMOUTH INDUSTRIAL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	001-38106	27-5466153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Franklin Street, 6th Floor

Boston, MA 02110

(Address of Principal Executive Offices) (Zip Code)

(617) 340-3814

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01  Entry into a Material Definitive Agreement.

Effective March 29, 2018, Plymouth Industrial REIT, Inc. (the “Company”) and DOF IV REIT Holdings, LLC (“DOF Holdings”), an entity managed by Torchlight Investors, LLC and the lender under the Company’s Mezzanine Loan Agreement, entered into an amendment (the “Amendment”) to the Stockholders Agreement (the “Stockholders Agreement”) entered into among the Company, DOF Holdings and DOF IV Plymouth PM, LLC (together with DOF Holdings, the “Torchlight Entities”) concurrently with the closing of the Company’s initial listed public offering.  The Stockholders Agreement established various arrangements and restrictions with respect to governance of the Company and certain rights granted to the Torchlight Entities while they maintained beneficial ownership of at least 2.5% of the Company’s common stock.  The Amendment amended the Stockholders Agreement to terminate all rights under the Stockholders Agreement other than customary registration rights relating to the shares of the Company’s common stock that may be issued upon the exercise of warrants held by DOF Holdings.  Concurrently with the execution of the Amendment, the Company repurchased, in a privately negotiated transaction, the 263,158 shares common stock that had been issued to the Torchlight Entities concurrently with the closing of the Company’s initial listed public offering for an aggregate purchase price of $5 million.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1	Amendment to Stockholders Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLYMOUTH INDUSTRIAL REIT, INC.

Date: April 4, 2018	By:	/s/ Jeffrey E. Witherell
Jeffrey E. Witherell
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Stockholders Agreement